EXHIBIT 10.122

EXECUTION COPY

SALE AND SERVICING AGREEMENT

among

UNITED AUTO CREDIT CORPORATION

as Seller and Servicer,

UPFC FUNDING CORP.

as Purchaser

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Custodian

Dated as of September 1, 2004

SCHEDULE A

2

i

ii

This SALE AND SERVICING AGREEMENT, dated as of September 1, 2004, is by and among United Auto Credit Corporation (the “Seller and Servicer”), Deutsche Bank Trust Company Americas (the “Custodian”) and UPFC Funding Corp. (the “Purchaser”).

WHEREAS, the Purchaser desires to purchase from the Seller from time to time, portfolios of receivables arising in connection with automobile retail installment sales contracts and installment loans (collectively, the “Contracts”) primarily originated by motor vehicle dealers and purchased by Seller;

WHEREAS, the Seller is willing to sell the Contracts to the Purchaser pursuant to the terms hereof; and

WHEREAS, the Servicer is willing to service the Contracts pursuant to the terms hereof;

WHEREAS, the Custodian is willing to hold the Contracts pursuant to the terms hereof;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings or, if not defined herein, shall have the meanings assigned to such terms in the Receivables Financing Agreement (as defined below):

“Affiliate” of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” or “controlled” have meanings correlative to the foregoing.

“APR” of a Contract means annual percentage rate and is the annual rate of finance charges specified in such Contract.

“Assignments” means, collectively, the original instrument of assignment of a Contract and all other documents securing such Contract made by the Seller to the Purchaser (or in the case of any Contract acquired by the Seller from a Dealer, from such Dealer to the Seller and from the Seller to the Purchaser).

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Los Angeles, California, or New York, New York are authorized or obligated by law, executive order or government decree to remain closed.

“Calculation Day” means the last day of each calendar month.

“Closing Date” means, unless the context otherwise requires, the Initial Closing Date and each Subsequent Closing Date.

“Collection Account” means the account established and maintained as such pursuant to Section 9.1(a) of the Receivables Financing Agreement.

“Collection Period” means, with respect to any Servicer Report Date, the period commencing on the first day of the month preceding the month in which such Servicer Report Date occurs (or from, but excluding, the initial Cut-Off Date in the case of the first Servicer Report Date) through the last day of such month.

“Contract” means each retail installment sales contract and security agreement or installment loan agreement and security agreement which has been executed by an Obligor and pursuant to which such Obligor purchased, financed or pledged the Financed Vehicle described therein, agreed to pay the deferred purchase price (i.e., the purchase price net of any down payment) or amount borrowed, together with interest, as therein provided in connection with such purchase or loan, granted a security interest in such Financed Vehicle, and undertook to perform certain other obligations as specified in such Contract and which has been conveyed to the Purchaser pursuant to this Agreement.

“Contract Files” has the meaning set forth in Section 3.03.

“Contract Number” means, with respect to any Contract transferred to the Purchaser, the number assigned to such Contract by the Servicer, which number is set forth in the related Schedule of Contracts.

“Contract Rate” means, the rate of interest reflected on a Contract.

“Credit and Collection Policy” means credit and collection policies and practices of the Seller and Servicer, as in effect from time to time or, if there should be a successor Servicer, of the successor Servicer only. The Seller and Servicer has delivered a copy thereof, as in effect on the date hereof, to the Purchaser and the Lenders.

“Custodian” means Deutsche Bank Trust Company Americas, in its capacity as the Custodian of the Contracts under this Agreement, and each successor thereto (in the same capacity).

“Cut-Off Date” means, with respect to (i) the Initial Closing Date, September 17, 2004 and (ii) each Subsequent Closing Date, the third Business Day immediately preceding such Subsequent Closing Date.

“Dealer” means the seller of a Financed Vehicle, which seller originated and assigned the related Contract.

“Dealer Agreement” means an agreement between the Seller and a Dealer relating to the assignment of Contracts to the Seller and all documents and instruments relating thereto, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

“Default” means any event that with the giving of notice, the lapse of time or both would become a Servicer Default.

“Delinquent Contract” means a Contract (other than a Liquidated Contract) with respect to which at least 5% of a scheduled payment is more than 30 days past due.

“Distribution Date Statement” shall have the meaning specified in Section 4.09(a).

“Due Date” means, with respect to any Contract, the date upon which an installment of Monthly P&I is due.

“Financed Vehicle” means, as to any Contract, an automobile or light-duty truck, together with all accessions thereto, securing the related Obligor’s indebtedness under such Contract.

“Full Prepayment” means any of the following: (i) payment to the Servicer of 100% of the outstanding principal balance of a Contract, exclusive of any Contract referred to in clause (ii), (iii) or (iv) of the definition of the term “Liquidated Contract,” together with all accrued and unpaid interest thereon to the date of such payment, or (ii) payment by the Seller or the Servicer, as the case may be, of the purchase price of a Contract in connection with the purchase of a Contract pursuant to Section 3.02 or 4.07.

“Initial Closing Date” means, September 23, 2004.

“Insolvency Event” means, with respect to a specified Person, (i) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of such Person in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or State, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, (ii) the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days, (iii) the commencement by such Person of a voluntary case under the federal bankruptcy laws, as now or hereinafter in effect, or any other present or future federal or state, bankruptcy, insolvency or similar law, or (iv) the consent by such Person to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment or debt, marshalling of assets and liabilities or similar proceedings of or relating to such Person or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Person, or such Person shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations or the taking of corporate action by such Person in furtherance of any the foregoing.

“Insurance Policy” means, with respect to a Financed Vehicle, the policy of comprehensive and collision insurance maintained by an Obligor as to a Financed Vehicle.

“Insurance Proceeds” means proceeds paid pursuant to any Insurance Policy and amounts (exclusive of rebated premiums) paid by any insurer under any other insurance policy related to a Financed Vehicle, a Contract or an Obligor.

“Intercreditor Agreement” means the Post Office Box Access Agreement dated as of September 23, 2004 (together with all amendments and other modifications, if any, from time to time thereafter made thereto), by and among the Administrative/Collateral Agent, Deutsche Bank Trust Company Americas, as Trustee and Trust Collateral Agent with respect to UPFC Auto Receivables Trust 2004-A and any trustee of any asset securitization transaction entered into after the Closing Date by the Purchaser, the Seller or any Affiliate of the Seller, of any sort secured, directly or indirectly, by any Contract.

“Lien” means a security interest, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach to the respective Contract by operation of law as a result of any act or omission by the related Obligor.

“Liquidated Contract” means a Contract which (i) has been the subject of a Full Prepayment; (ii) was a Delinquent Contract and with respect to which the related Financed Vehicle was repossessed and, after any cure period required by law has expired, the Servicer has charged-off any losses prior to the end of the four-month period referred to in clause (iv); (iii) has been paid in full on or after its Maturity Date; (iv) has become delinquent as to all or part of four or more payments of Monthly P&I; or (v) as to which the Obligor became the subject of a bankruptcy proceeding commenced after the execution of the Contract.

“Liquidation Expenses” means reasonable out-of-pocket expenses (and, if UACC is the Servicer, not to exceed Liquidation Proceeds), other than any overhead expenses, incurred by the Servicer in connection with the realization of the full amounts due under any Contract (including the attempted liquidation of a Contract which is brought current and is no longer in default during such attempted liquidation) and the sale of any property acquired in respect thereof which are not recoverable under any Insurance Policy.

“Liquidation Proceeds” means amounts received by the Servicer (before reimbursement for Liquidation Expenses) in connection with the realization of the amounts due and to become due under any Delinquent Contract or Liquidated Contract and the sale of any property acquired in respect thereof.

“Maturity Date” means, with respect to any Contract, the date on which the last scheduled payment of such Contract shall be due and payable (after giving effect to all Prepayments received prior to the date of determination) as such date may be extended pursuant to Section 4.02.

“Monthly P&I” means, with respect to any Contract, the amount of each monthly installment of principal and interest payable to the Obligee of such Contract in accordance with the terms thereof, exclusive of any charges which represent late payment charges or extension fees.

“Net Collections” means (i) the sum of all amounts collected on or in respect of the Contracts, including Monthly P&I (whether received in whole or in part, whether related to a current, future or prior Due Date, whether paid voluntarily by an Obligor or received in connection with the realization of the amounts due and to become due under any Liquidated Contract or upon the sale of any property acquired in respect thereof), all partial Prepayments, all Full Prepayments, Net Liquidation Proceeds, Net Insurance Proceeds, and the Repurchase Amount for Repurchased Contracts but excluding any amounts collected that the Servicer is entitled to retain.

“Net Insurance Proceeds” means, with respect to any Contract, Insurance Proceeds net of any such amount applied to the repair of the related Financed Vehicle, released to the related Obligor in accordance with the normal servicing procedures of the Servicer or representing expenses incurred by the Servicer and recoverable hereunder.

“Net Liquidation Proceeds” means the amount derived by subtracting from the Liquidation Proceeds of a Contract the related Liquidation Expenses.

“Obligee” means the Person to whom an Obligor is indebted under a Contract.

“Obligor” on a Contract means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Contract.

“Officers’ Certificate” means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of any Person delivering such certificate and delivered to the Person to whom such certificate is required to be delivered. In the case of an Officers’ Certificate of the Servicer, at least one of the signing officers must be a Servicing Officer. Unless otherwise specified, any reference herein to an Officers’ Certificate shall be to an Officers’ Certificate of the Servicer.

“Opinion of Counsel” means a written opinion of counsel (who may be counsel to the Seller or the Servicer) acceptable to the Purchaser and the Required Lenders.

“Outstanding” means, with respect to a Contract and as of time of reference thereto, a Contract that has not reached its Maturity Date, has not been fully prepaid, has not become a Liquidated Contract and has not been repurchased pursuant to Section 3.02 or 4.07.

“Permitted Lien” means, with respect to any Financed Vehicle, (i) any Lien for unpaid taxes or unpaid storage or repair charges, (ii) mechanics’ Liens and (iii) any Lien that attaches by operation of law and which may arise after the applicable Closing Date in accordance with the UCC.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Portfolio Delinquency Ratio” has the meaning assigned to it in the Receivables Financing Agreement.

“Portfolio Monthly Delinquency Ratio” has the meaning assigned to it in the Receivables Financing Agreement.

“Portfolio Monthly Loss Ratio” has the meaning assigned to it in the Receivables Financing Agreement.

“Portfolio Loss Ratio” has the meaning assigned to it in the Receivables Financing Agreement.

“Prepayment” means, with respect to any Contract, payment (i) to the Servicer of an amount of principal in excess of the amount then due or (ii) by the Seller or the Servicer of the Repurchase Amount in connection with the purchase of such Contract pursuant to Section 3.02 or 4.07, as the case may be.

“Principal Balance” means, with respect to a Contract, the actual principal balance under the terms thereof.

“Promissory Note” means the note or notes, if more than one, executed by the Purchaser in favor of the Seller as part of the purchase price paid by Purchaser for Contracts subject to this Agreement.

“Purchase Price” means, as of any date, the outstanding Principal Balance of and accrued interest on a Contract as of that date.

“Receivables Financing Agreement” means the Receivables Financing Agreement dated as of September 23, 2004 (together with all amendments and other modifications, if any, from time to time thereafter made thereto), among the Purchaser, the Servicer,

United PanAm Financial Corp., Deutsche Bank AG, New York Branch, the Backup Servicer, the Custodian and the Lenders and the Agents parties thereto.

“Registrar of Titles” means the agency, department or office having the responsibility for maintaining records of titles to motor vehicles and issuing documents evidencing such titles in the jurisdiction in which a particular Financed Vehicle is registered.

“Repurchase Amount” means, with respect to any Contract, the amount, as of the date of repurchase, required to prepay in full the principal of and accrued interest on such Contract to the last Due Date in the Collection Period in which such repurchase occurs.

“Repurchased Contract” means a Contract repurchased as of the related Servicer Report Date by the Servicer pursuant to Section 4.07 or by the Seller pursuant to Section 3.02.

“Rule of 78’s Contract” means a Contract as to which payments thereunder are applied on the basis of the Rule of 78’s.

“Sale and Assignment” means a sale and assignment delivered in connection with a sale of Contracts, substantially in the form of Schedule B.

“Schedule of Contracts” means the list or lists of Contracts attached as the Schedule of Contracts to each Sale and Assignment executed in connection with this Agreement, which Schedule of Contracts are incorporated by reference as Schedule A to this Agreement. Each such Schedule of Contracts shall identify the Contracts which are being transferred to the Purchaser and shall set forth such information with respect to each such Contract as the Purchaser or the Required Lenders may from time to time require.

“Seller” means United Auto Credit Corporation, in its capacity as the Seller of the Contracts under this Agreement, and each successor thereto (in the same capacity) pursuant to Section 6.03.

“Servicer” means United Auto Credit Corporation in its capacity as the Servicer of the Contracts under Section 4.01, and, in each case upon succession in accordance herewith, each successor Servicer in the same capacity pursuant to Section 4.01 and each successor Servicer pursuant to Section 8.02.

“Servicer Default” means an event specified in Section 8.01.

“Servicer Report Date” means, with respect to any Distribution Date, the fifth Business Day prior to such Distribution Date.

“Servicing Fee” has the meaning assigned to it in the Receivables Financing Agreement.

“Servicing Officer” means any officer of the Servicer involved in, or responsible for, the administration and servicing of the Contracts whose name appears on a list of servicing officers furnished to the Purchaser and the Administrative/Collateral Agent by the Servicer pursuant to Section 4.01.

“Simple Interest Contract” means a Contract as to which interest is calculated each day on the basis of the actual principal balance of such Contract on such day.

“Subsequent Closing Date” means each Closing Date other than the Initial Closing Date.

“Title Document” means, with respect to any Financed Vehicle, the certificate of title for, or other evidence of ownership of, such Financed Vehicle issued by the Registrar of Titles in the jurisdiction in which such Financed Vehicle is registered.

“UCC” means the Uniform Commercial Code as in effect in the applicable jurisdiction.

“United States” means the United States of America.

“Vice President” of any Person means any vice president of such Person, whether or not designated by a number or words before or after the title “Vice President,” who is a duly elected officer of such Person.

Section 1.02 Usage of Terms.

With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.”

Section 1.03 Section References.

All section references, unless otherwise indicated, shall be to Sections in this Agreement.

Section 1.04 Calculations.

Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360-day year and twelve 30-day months and will be carried out to at least three decimal places. Collections of interest on Rule of 78’s Contracts shall be calculated as if such Contracts were actuarial contracts, and collections of interest on Simple Interest Contracts will be calculated in accordance with the terms thereof.

Section 1.05 Accounting Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

Section 1.06 Effect of Receivables Financing Agreement.

Notwithstanding the provisions contained herein:

(a) The terms and provisions of the Receivables Financing Agreement shall govern the rights and obligations of the Purchaser, the Seller and Servicer and shall supercede the terms and provisions of this Agreement to the extent of any conflict between the terms and provisions of the Receivables Financing Agreement and this Agreement, as though the terms and provisions of the Receivables Financing Agreement were set forth herein in full.

ARTICLE II

CONVEYANCE OF CONTRACTS

Section 2.01 Conveyance of Contracts.

(a) On the Initial Closing Date and each Subsequent Closing Date, in consideration of the Purchaser’s delivery to or upon the order of the Seller of the aggregate Purchase Price of all Contracts being transferred on that date as set forth in the related Sale and Assignment executed in connection with this Agreement, the Seller hereby sells, grants, transfers, assigns and otherwise conveys to the Purchaser, without recourse (subject to the obligations herein), all of the right, title and interest of the Seller in, to and under: (i) each of the Contracts listed in the Schedule of Contracts attached to or delivered with the Sale and Assignment; (ii) all payments received after the related Cut-Off Date (including any interest that has accrued to that Cut-Off Date whether received in whole or in part, whether related to a current, future or prior Due Date, whether paid voluntarily by an Obligor or received in connection with the realization of the amounts due and to become due under any Delinquent Contract or upon the sale of any property acquired in respect thereof); (iii) all Net Liquidation Proceeds and Net Insurance Proceeds with respect to any Financed Vehicle to which a Contract relates received after the related Cut-Off Date and all other proceeds received on or in respect of such Contracts (other than payments received on or prior to the applicable Cut-Off Date); (iv) any and all security interests of the Seller in the Financed Vehicles, and the right to receive proceeds from claims on certain insurance policies covering the Financed Vehicles or the related Obligors; (v) the Contract Files relating to the Contracts; (vi) all proceeds with respect to such Contracts from recourse to Dealers thereon pursuant to Dealer Agreements received on or after the related Cut-Off Date; (vii) all property, guarantees and other collateral securing any such Contracts; and (viii) all proceeds in any way delivered with respect to the foregoing, all rights to payments with respect to the foregoing and all rights to enforce the foregoing. The sale and servicing of all Contracts purchased in connection with this Agreement shall be subject to the terms and conditions of this Agreement, except as otherwise set forth in the related Sale and

Assignment as to such Contracts. Unless the context otherwise requires, all references herein to Contracts shall be to all Contracts sold by Seller to Purchaser, whether initially or subsequently. Although the parties intend, and have expressly so stated, that the conveyance of Seller’s right, title and interest in, to and under the Contracts pursuant to this Agreement shall constitute a purchase and sale and not a financing, in order to protect the Purchaser in the event that, despite such express intention that the transaction be treated as a sale, such conveyance is instead deemed to be a financing, the Seller hereby grants to the Purchaser a first priority security interest in all of the Seller’s right, title and interest in, to and under the Contracts, including all proceeds thereof to secure the repayment of such financing, and agrees this Agreement shall constitute a security agreement under applicable law.

(b) The Seller has filed or caused to be filed UCC-1 financing statements executed by the Seller as debtor, naming the Purchaser as secured party/purchaser and describing the Contracts and all after acquired Contracts as collateral with the office of the Secretary of State of the State of California. From time to time, the Servicer (or, if UACC is no longer the Servicer, the Administrative/Collateral Agent) shall cause to be taken such actions as are necessary to continue the perfection of the interests of the Purchaser in the Contracts and to continue the first priority security interest of the Purchaser in the Financed Vehicles and their proceeds (other than, as to such priority, any statutory lien arising by operation of law after the Closing Date which is prior to such interest), including, without limitation, the filing of financing statements, amendments thereto or continuation statements and the making of notations on records or documents of title.

(c) If any change in the name, identity or corporate structure of the Seller or the relocation of its chief executive office would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute, so long as UACC is the Servicer, the Servicer (or, if UACC is no longer the Servicer, the Administrative/Collateral Agent), within the time period required by applicable law, shall file such financing statements or amendments as may be required to preserve and protect the interests of the Purchaser in the Contracts, Financed Vehicles and the proceeds thereof. Promptly thereafter, the Seller shall deliver to the Purchaser an Opinion of Counsel stating that, in the opinion of such counsel, all financing statements or amendments necessary fully to preserve and protect the interests of the Purchaser in the Contracts, Financed Vehicles and the proceeds thereof have been filed, and reciting the details of such filings.

(d) During the term of this Agreement, the Seller shall maintain its chief executive office in one of the states of the United States.

(e) The Servicer (so long as UACC is the Servicer) shall pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Purchaser’s right, title and interest in and to the Contracts and in connection with maintaining the first priority security interest in the Financed Vehicles and the proceeds thereof. Any successor Servicer shall be entitled to reimbursement of any such costs and disbursements.

Section 2.02 Closing Date.

The sale, transfer and assignment of the Contracts, the Financed Vehicles and the other property and rights related thereto described in Section 2.01 on any Closing Date shall be subject to the satisfaction of the following condition as of the related Closing Date:

(a) The Seller shall have delivered to the Purchaser a duly executed Sale and Assignment.

(b) Each of the Seller and the Servicer shall certify to the Purchaser that, as of the Closing Date, it was not insolvent nor will it be made insolvent by such transfer nor is it aware of any such pending insolvency.

(c) The purchase of the related Contracts on such Closing Date will not violate any law, statute, rule or regulation applicable to the Purchaser.

(d) The representations and warranties of each of the Seller and the Servicer contained in this Agreement are true and correct on and as of the Closing Date as though made on and as of such date.

(e) No event has occurred and is continuing, or would result from the transactions contemplated by this Agreement and the related Sale and Assignment, that constitutes a Default or a Servicer Default.

(f) The Purchaser shall have received an Officers’ Certificate from the Seller dated as of the related Closing Date to the effect that the Contracts and Contract Files to be purchased on such Closing Date have been transferred to the Custodian.

(g) the Seller shall have taken any action required to maintain the first perfected ownership interest of the Purchaser in the Contracts and the first perfected security interest of the Administrative/Collateral Agent in the Borrower Collateral.

(h) no selection procedures believed by the Seller to be adverse to the interests of the Purchaser or the Lenders shall have been utilized in selecting the Contracts.

(i) the Seller shall have, at its own expense, indicated in its books and records that the Contracts have been sold to the Purchaser pursuant to this Agreement.

ARTICLE III

THE CONTRACTS

Section 3.01 Representations and Warranties of the Seller.

As of the Initial Closing Date and on each Subsequent Closing Date, the Seller makes the following representations and warranties on which the Purchaser is deemed to have relied in acquiring the Contracts. Such representations and warranties speak as of the effective date of this Agreement, the date of execution and delivery of each Sale and Assignment and as of the applicable Closing Date, as the case may be, but shall survive the sale, transfer and assignment of the Contracts to the Purchaser. Notwithstanding the above, in connection with any Advance under the Receivables Financing Agreement subsequent to the Initial Closing Date, the Seller agrees to be bound by and shall reaffirm, as of the effective date of such Advance, each of the representations and warranties in this Section 3.01(b) with respect to the Contracts to secure such Advance.

(a) As to the Seller:

(i) Organization and Good Standing.

The Seller is duly organized and validly existing as a corporation in good standing under the laws of the State of California, with power and authority to own its properties and to conduct its business, and has the corporate power, authority and legal right to acquire and own the Contracts.

(ii) Due Qualification.

The Seller is duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

(iii) Power and Authority.

The Seller has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Purchaser, and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

(iv) Binding Obligation.

This Agreement constitutes (A) a valid sale, transfer and assignment of the Contracts, enforceable against creditors of and purchasers from the Seller and (B) a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(v) No Violation.

The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; nor violate any law or, to the best of the Seller’s knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

(vi) No Proceedings.

There are no proceedings or investigations pending, or to the Seller’s best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

(vii) Governmental Consents.

The Seller is not required to obtain any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the origination or acquisition of the Contracts, the sale of the Contracts, Financed Vehicles and other property being sold, transferred and assigned to the Purchaser under this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained and are in full force and effect.

(viii) No Tax Liens.

The Seller is not aware of any judgment or tax lien filings against it.

(b) As to each Contract listed on a Schedule of Contracts, as the case may be, as of the related Closing Date:

(i) Schedule of Contracts.

As of the related Cut-Off Date, the characteristics and all other information pertaining to the Contract set forth in the related Sale and Assignment and Schedule of Contracts was true and correct in all material respects and the calculation of the Principal Balance appearing in such Schedule of Contracts for the Contract has been performed in accordance with this Agreement and are accurate.

(ii) Security Interests.

As of the related Closing Date, the Contract was secured by a valid and enforceable first priority security interest in favor of the Seller in the related Financed Vehicle, and such security interest has been duly perfected and is prior to all other Liens upon and security interests in such Financed Vehicle which exist or may thereafter arise or be created (except, as to priority, for any Permitted Lien arising after such Closing Date).

(iii) Title Documents.

If the related Financed Vehicle was originated in a state in which (A) notation of a security interest on the Title Document is required or permitted to perfect such security interest, the Title Document for such Financed Vehicle shows, or if a new or replacement Title Document is being applied for with respect to such Financed Vehicle the Title Document will be received within 120 days of the related Closing Date and will show Seller named as the original secured party under the related Contract as the holder of a first priority security interest in such Financed Vehicle, and (B) the filing of a financing statement under the UCC is required to perfect a security interest in motor vehicles, such filings or recordings have been duly made and show Seller named as the original secured party under the related Contract, and in either case, the Purchaser has the same rights as such secured party has or would have (if such secured party were still the owner of the Contract) against all parties claiming an interest in such Financed Vehicle. With respect to each Contract for which the Title Document has not yet been returned from the Registrar of Titles, Seller has received written evidence from the related Dealer that such Title Document showing Seller as first lienholder has been applied for.

(iv) Title to the Contracts.

Immediately prior to the related Closing Date, the Seller had good and indefeasible title to and was the sole owner of each Contract to be transferred to the Purchaser pursuant to Section 2.01 free of Liens (except for Permitted Lien arising after such Closing Date) and rights of any Person and, upon transfer of such Contract to the Purchaser pursuant to Section 2.01, the Purchaser will have good and indefeasible title to and will be the sole owner of such Contract free of Liens (except for Permitted Lien arising after such Closing Date) and rights of any Person.

(v) Current in Payment.

As of the related Closing Date, the Contract is not a Delinquent Contract.

(vi) Tax Liens.

As of the related Closing Date, there is no lien against the Contract or the related Financed Vehicle for delinquent taxes.

(vii) Rescission, Offset, Etc.

As of the related Closing Date, there is no right of rescission, offset, defense or counterclaim to the obligation of the Obligor to pay the unpaid principal or interest due under the Contract; the operation of the terms of the Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, offset, defense or counterclaim, and no such right of rescission, offset, defense or counterclaim has been asserted; and neither the Seller nor the Servicer has knowledge that any such right of rescission, offset, defense or counterclaim has been asserted or threatened.

(viii) Mechanics’ Liens.

As of the related Closing Date, there are no liens or claims for work, labor, material or storage affecting the related Financed Vehicle which are or may become a lien prior to or equal with the security interest granted by the Contract.

(ix) Compliance With Laws.

The Contract, and the sale of the Financed Vehicle sold thereunder, complied, at the time it was made, in all material respects with all applicable state and federal laws (and regulations thereunder), including without limitation usury, equal credit opportunity, fair credit reporting, truth-in-lending or other similar laws, the Federal Trade Commission Act, and applicable state laws regulating retail installment sales contracts and loans in general and motor vehicle retail installment contracts and loans in particular; and the consummation of the transactions herein contemplated, including, without limitation, the transfer and assignment of the Contract and the related Financed Vehicle to the Purchaser and the receipt of interest by the Purchaser, will not violate any applicable state or federal law or cause any Contract to be unenforceable.

(x) Valid and Binding.

The Contract is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally; all parties to the Contract had full legal capacity to execute and deliver the Contract and all other documents related thereto and to grant the security interest purported to be granted thereby; the terms of the Contract have not been waived, amended or modified in any respect, except by instruments that are part of the Contract Files; and no such waiver, amendment or modification has caused the Contract to fail to meet all of the representations, warranties and conditions set forth with respect thereto.

(xi) Enforceability.

The Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder or assignee thereof adequate for the realization against the collateral of the benefits of the security, subject, as to enforceability, to bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

(xii) No Default.

As of the related Closing Date, (A) there was no default, breach, violation or event permitting acceleration existing under the Contract (except payment delinquencies permitted by clause (v) of this subsection), (B) no event which, with notice, the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration under the Contract and (C) neither the Seller nor the Servicer has waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause (v) of this subsection.

(xiii) Insurance.

The Contract requires that the related Obligor obtain and maintain in effect for the related Financed Vehicle until the Maturity Date of such Contract a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its actual cash value or (b) the principal amount due from the Obligor under the related Contract, (ii) naming Seller as a loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage.

(xiv) Acquisition of Contract.

The Contract was either acquired by Seller from a Dealer pursuant to a Dealer Agreement or an agreement containing rights of recourse against the related Dealer similar to those in the Dealer Agreement with which it ordinarily does business or originated directly by Seller in the ordinary course of its business.

(xv) Scheduled Payments.

As of the Cut-Off Date, scheduled payments under such Contract are applied in accordance with the Rule of 78’s method or the simple interest method and are due monthly in level payments through its Maturity Date sufficient to fully amortize the principal balance of such Contract by its Maturity Date, assuming timely payment by Obligors on Simple Interest Contracts, except that the payment in the first or last month in the life of the Contract may be minimally different from the level payment.

(xvi) One Original.

There is only one original of such Contract and such original, together with all other documents in the Contract Files, is being delivered to the Custodian pursuant to Section 3.03. The Contract constitutes “tangible chattel paper” as defined in the applicable UCC. Notwithstanding the foregoing, all documents in the Contract Files other than the Contract may be maintained in electronic form. None of the documents in the Contract Files that constitute or evidence each Contract has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Purchaser.

(xvii) Identification.

The Servicer and Seller have clearly marked their electronic records to indicate that the Contract has been transferred to and is owned by the Purchaser.

(xviii) Principal Balance.

At the Cut-Off Date the initial Principal Balance of such Contract was not greater than the sum of the purchase price of the related vehicle, taxes, license fees and warranty costs.

(xix) Location of Contract Files.

The Contract Files are kept at one or more of the locations listed in Schedule C hereto.

(xx) No Government Entity Obligors.

The related Obligor shall not be a local, state or federal governmental entity.

(xxi) No Extensions.

The number of, or timing of, scheduled payments has not been changed on any Contract on or before the Closing Date, except as reflected on the related Schedule of Contracts.

(xxii) Repossession.

On or prior to the Closing Date, the related Financed Vehicle has not been repossessed.

(xxiii) Prepayment of Contracts.

Any prepayment in full of the Contract by the related Obligor will consist of the entire outstanding Principal Balance of such Contract together with all accrued and unpaid interest thereon at the related APR.

(xxiv) No Consent; No Bulk Transfer Law Violation.

The Contract does not require the related Obligor to consent to or receive notice of its transfer, sale or assignment and the sale, transfer and assignment of such Contract, together with all Contracts being sold, transferred and assigned on the Closing Date, will not violate any applicable bulk transfer laws.

(xxv) Contract Characteristics.

As of the related Cut-Off Date, the Contract has an outstanding Principal Balance of not less than $500 and not more than $30,000 and an APR of at least 17.0%. As of the date of its origination, the Contract had a term of not less than 12 months and not more than 60.5 months.

(xxvi) Origination. The Contract has been originated in accordance with the Credit and Collection Policy as in effect on the date on which such Contract was originated (x) in the United States of America by a Dealer for the consumer or commercial sale of a Financed Vehicle in the ordinary course of such Dealer’s business or (y) by the Seller in connection with the refinancing of a motor vehicle retail installment sale contract of the type described in subclause (x) above, shall have been fully and properly executed by the parties thereto, shall have been purchased by the Seller from such Dealer under an existing Dealer Agreement with the Seller or under an agreement containing rights of recourse against the related Dealer similar to those in the form of Dealer Agreement under which it ordinarily does business (unless such Contract was originated by the Seller in connection with a refinancing), and shall have been validly assigned by such Dealer to the Seller in accordance with its terms (unless such Contract was originated by the Seller in connection with a refinancing).

(xxvii) Dollars. The Contract is an obligation denominated in United States Dollars. The Obligor on such Contract has provided as its most recent billing address an address located in the continental United States.

(xxviii) Forced Placed Insurance. The Contract is not subject to a forced placed insurance policy on the related Financed Vehicle.

(xxix) No Bankruptcies. The Obligor has not been the subject of a bankruptcy proceeding commenced after the execution of the Contract except if such Obligor has received a discharge or dismissal of such proceeding under the US Bankruptcy Code.

The representations and warranties made in this Section with respect to the Contracts as of the Cut-Off Date shall also be true and correct in every material respect for all Contracts being sold, transferred and assigned as of the related Closing Date.

Section 3.02 Purchase of Certain Contracts.

The representations and warranties of the Seller set forth in Section 3.01 with respect to each Contract shall survive delivery of the Contract Files to the Custodian and shall continue until the termination of this Agreement. Upon discovery by the Seller, the Servicer or the Purchaser, as the case may be, that any of such representations and warranties was incorrect as of the time made or that any of the documents in the Contract Files relating to any Contract has not been properly executed by the Obligor or contains a material defect or has not been received by the Servicer, the Seller, the Servicer or the Purchaser, as the case may be, making such discovery shall give prompt notice to the others. If any such defect, incorrectness or omission materially and adversely affects the interest of the Purchaser, the Seller shall, on the Distribution Date after discovery thereof or receipt of notice thereof, cure the defect or eliminate or otherwise cure the circumstances or condition in respect of which such representation or warranty was incorrect as of the time made. If the Seller is unable to do so, it shall repurchase such Contract from the

Purchaser on such Distribution Date for an amount equal to the related Repurchase Amount in the manner set forth in Section 5.03. Upon any such purchase, the Purchaser shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller any Contract purchased hereunder. The sole remedy of the Purchaser with respect to a breach of the Seller’s representations and warranties pursuant to Section 3.01 shall be to require the Seller to repurchase Contracts pursuant to this Section; provided, however, that the Seller shall indemnify the Purchaser against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third-party claims arising out of the events or facts giving rise to such breach. A successor servicer shall have no obligations under this Section.

Section 3.03 Custody of Contract Files.

(a) CUSTODY. To assure uniform quality in servicing the Contracts and to reduce administrative costs, Purchaser, upon the execution and delivery of this Agreement, revocably appoints the Custodian, as agent, and the Custodian accepts such appointment, to act as agent on behalf of the Administrative/Collateral Agent to maintain custody of the following documents or instruments, which are hereby constructively delivered to the Administrative/Collateral Agent with respect to each Contract (with respect to each Contract, a “Contract File”):

(i) (A) copies of the original certificate of title, lien card, notice of security interest or application of title, as used in the applicable jurisdiction and/or (B) if the security interest of the applicable Obligor is evidenced with respect to a Financed Vehicle under the Uniform Commercial Code of a state as notified to the Custodian by the Seller, UCC-1 financing statement evidencing the applicable Obligor’s security interest;

(ii) the fully executed original counterpart of the (a) installment sale contract, or (b) note and the security agreement, as applicable relating to each Contract and, in the case of promissory notes, endorsements of such notes in blank;

(iii) a copy of the credit application of the Obligor; and

(iv) such other documents that the Servicer causes to be delivered to the Custodian.

The Custodian makes no representations as to and shall not be responsible to verify (A) the validity, legality, enforceability, due authorization, recordability, sufficiency, or genuineness of any of the documents contained in each Contract File or (B) the collectability, insurability, effectiveness, perfection, priority or suitability of any such Contract.

(b) SAFEKEEPING. The Custodian, shall hold the applicable Contract Files as agent on behalf of the Administrative/Collateral Agent and maintain accurate and complete records and computer systems pertaining to each Contract in accordance with the terms hereunder. In performing its duties as Custodian hereunder, Custodian shall act with reasonable care, exercising the degree of skill, attention and care that Custodian exercises with respect to contract files relating to other similar motor vehicle loans which are held by Custodian and that is consistent with industry standards. In accordance with its customary practice with respect to its custody files, Custodian shall maintain the Contract Files in such a manner as shall enable the Purchaser and the Administrative/Collateral Agent to verify, if the Purchaser or the Administrative/Collateral Agent so elects, the accuracy of the record keeping of Custodian. Custodian shall promptly report to the Purchaser and the Administrative/Collateral Agent any failure on its part to hold the Contract Files and maintain its records and computer systems as herein provided, and promptly take appropriate action to remedy any such failure. Custodian hereby acknowledges receipt of the Contract File for each Contract listed on the Schedule of Contracts. Custodian shall further provide acknowledgements of receipts of additional Contract Files in the form of Exhibit A as soon as practicable following each Subsequent Closing Date. Nothing herein shall be deemed to require the Servicer, Purchaser, the Administrative/Collateral Agent or the Lenders to verify the accuracy of the record keeping of the Custodian.

(c) MAINTENANCE OF AND ACCESS TO RECORDS. Custodian shall maintain each Contract File at the locations specified in Schedule C to this Agreement, or at such other offices of Custodian or its Affiliates within the United States (or, in the case of any successor Custodian, within the state in which its principal place of business is located) as shall be specified to the Purchaser and the Administrative/Collateral Agent by 30 days’ prior written notice. Custodian shall make available to the Purchaser, the Administrative/Collateral Agent and the Lenders and their respective agents or attorneys the Contract Files and the related records maintained by Custodian at such times as the Purchaser or the Lenders shall instruct for purposes of inspecting, auditing or making copies of abstracts of the same, but only upon two (2) Business Days prior notice and during the normal business hours at the respective offices of Custodian.

(d) RELEASE OF DOCUMENTS. Upon written instructions from the Purchaser and the Administrative/Collateral Agent, Custodian shall release any document in the Contract Files to the Purchaser and the Administrative/Collateral Agent at such place or places as the Purchaser and the Administrative/Collateral Agent may designate, as soon thereafter as is practicable. Any document so released shall be handled by the Purchaser and the Administrative/Collateral Agent with due care and returned to Custodian for safekeeping as soon as the Purchaser and the Administrative/Collateral Agent or their respective agents or designees, as the case may be, shall have no further need therefor.

(e) TITLE TO CONTRACTS. Custodian agrees that, in respect of any Contract File held by Custodian hereunder, Custodian shall not at any time have or in any way attempt to assert any interest in such Contract File or the related Contract other than solely as Administrative/Collateral Agent for the purpose of collecting or enforcing the Contract File for the benefit of the Lenders.

(f) INSTRUCTIONS; AUTHORITY TO ACT. Custodian shall be deemed to have received proper instructions with respect to the Contract Files upon its receipt of written instructions signed by an Authorized Officer of the Purchaser and the Administrative/Collateral Agent. A certified copy of excerpts of certain resolutions of the Board of Directors of the

Purchaser and the Administrative/Collateral Agent shall constitute conclusive evidence of the authority of the Purchaser and the Administrative/Collateral Agent to act and shall be considered in full force and effect until receipt by Custodian of written notice to the contrary given by the Purchaser and the Administrative/Collateral Agent.

(g) EFFECTIVE PERIOD AND TERMINATION. Custodian’s appointment as Custodian shall become effective as of the date of delivery of the Contract Files (which shall be a date on or before the Closing Date) and shall continue in full force and effect until terminated pursuant to this Subsection (g). The Custodian hereunder may be terminated by the Purchaser, upon the prior written consent of the Required Lenders. As soon as practicable after any termination of such appointment, Custodian shall deliver, or cause to be delivered, the Contract Files to the Administrative/Collateral Agent, or its respective agent or designee at such place or places as the Administrative/Collateral Agent may reasonably designate.

(h) DELEGATION. Custodian may, at any time with notice to the Purchaser and the Lenders but without consent, delegate any or all of its duties under this Agreement to any Affiliate; provided that no such delegation shall relieve Custodian of its responsibility with respect to such duties and Custodian shall remain obligated and liable to the Purchaser and the Lenders for its duties hereunder as if Custodian alone were performing such duties.

Section 3.04 Rights and Duties of Custodian.

(a) The Custodian shall have no duties or responsibilities with respect to the contents of the Contract Files except as specifically set forth herein.

(b) The Custodian may conclusively rely upon, and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to any written notice, instrument, request, consent, certificate, document, letter, telegram, opinion, order resolution or other writing hereunder which it reasonably believes to be authentic without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document.

(c) This Agreement expressly sets forth all the duties and obligations of the Custodian with respect to any and all matters pertinent thereto. No implied duties or obligations of the Custodian shall be read into this Agreement.

(d) No provision of this Agreement shall require the Custodian to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(e) The Custodian shall neither be responsible for or under, nor chargeable with knowledge of the terms and conditions of, any other agreement, instrument or document in connection herewith.

(f) The Custodian shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized hereby or with the rights or powers conferred upon it hereunder or in accordance with the advise of counsel.

Section 3.05 Indemnification of Custodian.

So long as UACC is the Servicer, each of the Servicer and Purchaser agrees to jointly and severally indemnify the Custodian and its employees, directors, officers and agents and hold each harmless against any and all liabilities incurred by it hereunder as a consequence of such party’s action, and the Servicer and Purchaser agree jointly and severally to indemnify the Custodian and hold it harmless against any claims, costs, payments, and expenses (including the fees and expenses of counsel) and all liabilities incurred by it in connection with the performance of its duties hereunder, except for those resulting from the gross negligence or willful misconduct of the Custodian. The provisions of this indemnity shall survive the termination of this Agreement or the resignation or removal of the Custodian.

In no event shall the Custodian be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

In no event shall the Custodian be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

The Custodian may at any time resign as such by delivering the contents of the Contract Files to any successor Custodian designated by the Purchaser hereto in writing, or to any court of competent jurisdiction, whereupon the Custodian shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Custodian will take effect on the earlier of (a) the appointment of a successor (including by a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the Servicer and Purchaser. If a successor Custodian does not take office within 30 days after the retiring Custodian resigns or is removed, the retiring Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

ARTICLE IV

ADMINISTRATION AND SERVICING OF CONTRACTS

Section 4.01 Duties of Servicer.

(a) The Servicer, acting alone, shall, as agent for the Purchaser, manage, service, administer and make collections on the Contracts. The Servicer agrees that its servicing of the Contracts shall be carried out in accordance with customary and usual procedures of financial institutions which service motor vehicle retail installment sales contracts and installment loans and, to the extent more exacting, the Credit and Collection Policy; provided, however, if there is a successor Servicer, such successor Servicer shall service the Contracts solely in accordance with its Credit and Collection Policy. In accordance with the foregoing, the Servicer may, whenever an Obligor has become delinquent or the Servicer believes an Obligor may become delinquent, in order to preserve the ultimate collectability of amounts due on a Contract, modify the payment schedule on any Contract by reducing the APR on such Contract without the consent of the Purchaser; provided, that the Servicer will only make the foregoing modifications to a Contract as required by operation of law, including the Servicemembers Civil Relief Act, the California Military Reservist Relief Act or any similar law of any State. The Servicer may also extend the Maturity Date on a Contract in accordance with Section 4.02. The Servicer’s duties shall include collection and posting of all payments, responding to inquiries of Obligors on the Contracts, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Purchaser and the Lenders with respect to distributions and filing applicable U.S. tax returns for the Purchaser based on a tax year for that calendar year. The Servicer shall have, subject to the terms hereof, full power and authority, acting alone, and subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable; provided, however, that the Servicer shall commence repossession efforts in respect of any Financed Vehicle respecting which the related Contract is four or more months delinquent. Without limiting the generality of the foregoing, but subject to the provisions of this Agreement, the Servicer is authorized and empowered by the Purchaser to execute and deliver, on behalf of itself or the Purchaser, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Contracts or to the Financed Vehicles.

(b) On or prior to the Initial Closing Date, and on each Subsequent Closing Date as of which a change is or has been made in the identity of the Servicing Officers, the Servicer shall deliver to the Purchaser, the Custodian, the Backup Servicer, the Agents and the Administrative/Collateral Agent a list of Servicing Officers involved in, or responsible for, the administration and servicing of the Contracts.

(c) On each Closing Date, the Servicer shall deposit in the Collection Account (i) all installments of Monthly P&I received after the applicable Cut-Off Date by the Servicer at least two Business Days prior to such Closing Date; (ii) the proceeds of each Prepayment (excluding any portion allocable to interest due before the applicable Cut-Off Date) of any such Contract received by the Servicer on or after the applicable Cut-Off Date but no later than two Business Days prior to such Closing Date; and (iii) all Net Liquidation Proceeds and Net Insurance Proceeds realized in respect of a Financed Vehicle at least two Business Days prior to the Closing Date.

(d) The Servicer shall deposit in or credit to the Collection Account within two Business Days of receipt all collections of Monthly P&I received after the applicable Cut-Off Date by it on or in respect of the Contracts together with the proceeds of all Prepayments and any accompanying interest. The Servicer shall likewise deposit in the Collection Account within two Business Days of receipt all Net Liquidation Proceeds and Net Insurance Proceeds. The

foregoing requirements for deposit in the Collection Account are exclusive, it being understood that collections in the nature of late payment charges or extension fees or collections allocable to payments to be made by the Servicer on behalf of Obligors for payment of insurance premiums or similar items need not be deposited in the Collection Account and may be retained by the Servicer as additional servicing compensation or for application on behalf of Obligors, as the case may be.

(e) With respect to payments of Monthly P&I made by Obligors to the Servicer’s lock box, if any, the Servicer shall direct the Person maintaining the lock box to deposit the amount collected on or in respect of the Contracts to the Collection Account within two Business Days of receipt.

(f) In order to facilitate the servicing of the Contracts by the Servicer, the Servicer shall retain, subject to and only to the extent permitted by the provisions of this Agreement, all collections on or in respect of the Contracts prior to the time they are remitted or credited, in accordance with such provisions, to the Collection Account. The Servicer acknowledges that the unremitted collections on the Contracts are the property of the Purchaser subject to the security interest of the Administrative/Collateral Agent and the Servicer agrees to act as custodian and bailee of the Purchaser in holding such monies and collections.

(g) The Servicer shall retain all data (including, without limitation, computerized records) relating directly to or maintained in connection with the servicing of the Contracts at the address of the Servicer set forth as Schedule B to this Agreement or upon 15 days’ notice to the Purchaser, the Custodian, the Backup Servicer, the Agents and the Administrative/Collateral Agent at such other place where the servicing offices of the Servicer are located, and shall give the Purchaser, the Custodian, the Backup Servicer, the Agents and the Administrative/Collateral Agent access to all data at all reasonable times, provided, if UACC shall not be the Servicer, access in any calendar year of more than two occasions will be at a charge of $5,000 per occasion. While a Servicer Default shall be continuing, the Servicer shall, on demand of the Purchaser, the Custodian, the Backup Servicer, the Agents or the Administrative/Collateral Agent provide all data (including, without limitation, computerized records and, to the extent transferable, related operating software) necessary for the servicing of the Contracts and all monies collected by it and required to be deposited in or credited to the Collection Account.

(h) Within 10 days of written request by Purchaser, the Custodian, the Backup Servicer, the Agents or the Administrative/Collateral Agent, the Seller shall deliver to the Purchaser, the Custodian, the Backup Servicer, the Agents and the Administrative/Collateral Agent a schedule of those Contracts, segregated by Closing Date, as to which the Title Documents for the related Financed Vehicle do not show the Seller as first lienholder and as to which the Seller is obligated to repurchase that Contract pursuant to the provisions hereof.

(i) In the case of any Contract in respect of which written evidence from the Dealer selling or transferring the related Financed Vehicle that the Title Document for such Financed Vehicle showing the Seller as first lienholder has been applied for from the Registrar of Titles was delivered to the Purchaser, the Custodian, the Backup Servicer, the Agents and the

Administrative/Collateral Agent on a Closing Date in lieu of a Title Document, the Seller shall use its best efforts to collect such Title Document from the Registrar of Titles as promptly as possible. If such Title Document showing the Seller as first lienholder is not received by the Seller within 120 days after the related Closing Date, then the representation and warranty in Section 3.01(b)(iii) in respect of such Contract shall be deemed to have been incorrect in a manner that materially and adversely affects the Purchaser.

Section 4.02 Collection of Contract Payments.

The Servicer shall use its best efforts to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due and shall use its best efforts to cause each Obligor to make all payments in respect of his or her Contract to the Servicer. Consistent with the foregoing and the Credit and Collection Policy, the Servicer may in its discretion (i) waive any late payment charges in connection with delinquent payments on a Contract or prepayment charges and (ii) in order to work out a default or an impending default due to the financial condition of the Obligor, modify the payment schedule of a delinquent Contract or extend the Maturity Date of a delinquent Contract by up to 90 days in the aggregate past the originally scheduled date of the last payment on such Contract.

Section 4.03 Realization Upon Delinquent Contracts and Liquidated Contracts.

The Servicer shall use its best efforts, consistent with the servicing standard specified in Section 4.01 and the Credit and Collection Policy, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Contract as to which no satisfactory arrangements can be made for collection of delinquent payments. Such servicing procedures may include reasonable efforts to realize upon any recourse to Dealers and selling the Financed Vehicle at public or private sale. In connection with such repossession or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual for prudent holders of motor vehicle retail installment sales contracts and installment loans; provided, however, that a successor Servicer may follow its customary policies and procedures, and as shall be in compliance with all applicable laws, and, in connection with the repossession of any Financed Vehicle or any Contract in default, may, but shall not be obligated to, commence and prosecute any proceedings in respect of such Contract in its own name or, if the Servicer deems it necessary, in the name of the Purchaser on behalf of the Purchaser. The Servicer’s obligations under this Section are subject to the provision that, in the case of damage to a Financed Vehicle from an uninsured cause, the Servicer shall not be required to expend its own funds in repairing such Financed Vehicle unless it shall determine (i) that such restoration will increase the proceeds of liquidation of the related Contract, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by it either as Liquidation Expenses or as expenses recoverable under an applicable Insurance Policy. In the event that the Servicer determines that, in its best judgment, further collection efforts by it as to a Liquidated Contract will not result in the realization of additional Net Liquidation Proceeds, the Servicer may, in the name of the Purchaser, and for the benefit of the Purchaser, sell the Liquidated Contract to any party not affiliated with the Servicer free and clear of the rights of the Purchaser. The Servicer shall be responsible for all other costs and expenses incurred by it in connection with any action taken in respect of a Delinquent Contract; provided, however, that it shall be entitled to reimbursement of such costs and expenses to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable Insurance Policy. All Net Liquidation Proceeds, Net Insurance Proceeds and proceeds of the sale of Contracts hereunder shall be deposited directly in or credited to the Collection Account to the extent required by Section 5.01.

Section 4.04 Insurance.

To the extent the Obligor fails to maintain a comprehensive and collision insurance policy in an amount at least equal to the lesser of (i) the actual cash value of the Financed Vehicle or (ii) the principal amount due from the Obligor under the related Contract, the Servicer (so long as UACC is the Servicer) shall use reasonable efforts to induce the Obligor to acquire and maintain such insurance, but shall not be required to obtain such insurance for the Obligor or declare a default under the Contract if the Obligor fails or refuses to do so.

Section 4.05 Maintenance of Security Interests in Financed Vehicles.

The Servicer shall take such steps as are necessary to maintain continuous perfection and priority of the security interest created by each Contract in the related Financed Vehicle, including but not limited to, obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-registering and re-filing of all security agreements, financing statements, continuation statements or other instruments as are necessary to maintain the security interest granted by Obligors under the respective Contracts. The Purchaser hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Purchaser in the event of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Contract to the Purchaser is insufficient, without a notation on the certificate of title to the related Financed Vehicle, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to grant to the Purchaser a perfected security interest in such Financed Vehicle, the Seller hereby agrees that the identification of the Seller as the secured party on the certificate of title is deemed to be in its capacity as an agent of the Purchaser and further agrees to hold such certificate of title as the Purchaser’s agent.

Section 4.06 Covenants, Representations and Warranties of Servicer and Seller.

The Servicer hereby makes the following covenants, representations and warranties on which the Purchaser is deemed to have relied in acquiring the Contracts. Such covenants, representations and warranties speak as of the execution and delivery of this Agreement and as of each Closing Date but shall survive the sale, transfer and assignment of the Contracts to the Purchaser.

(a) The Servicer covenants as to the Contracts:

(i) Lien in Force.

The Financed Vehicle securing each Contract shall not be released from the lien granted by the Contract in whole or in part, except as contemplated herein.

(ii) Impairment.

The Servicer shall not impair the rights of the Purchaser in the Contracts.

(iii) Amendments.

The Servicer shall not amend the terms of any Contract, nor forgive payments on a Contract, except as otherwise provided in Sections 4.01(a) and 4.02.

(iv) Transfers.

The Servicer may consent to the sale or transfer by an Obligor of any Financed Vehicle if the original Obligor under the related Contract remains liable under such Contract and the transferee assumes all of the Obligor’s obligations thereunder.

(v) Security Interest.

So long as UACC is the Servicer, the Servicer shall maintain the perfection and priority of the Purchaser’s ownership and security interests in the Contracts.

(vi) Credit and Collection Policy.

The Servicer shall not amend the Credit and Collection Policy in any way which might be materially adverse to the interests of the Purchaser or the Lenders, provided that the Servicer shall not amend any provision of the Credit and Collection Policy relating to extensions or rewrites without the prior written consent of the Required Lenders in each such case. Notwithstanding the preceding sentence, CenterOne, as successor Servicer, may amend its policies and procedures as it determines appropriate.

(b) The Seller represents, warrants, and covenants and such representations, warranties and covenants speak as of each Closing Date but shall survive the sale, transfer and assignment of the Contracts to the Purchaser:

(i) Organization and Good Standing.

The Seller (A) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, (B) has qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, and (C) has full power, authority and legal right to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement

(ii) Power and Authority.

The execution and delivery by the Seller of this Agreement are within the corporate power of the Seller and have been duly authorized by all necessary corporate action on the part of the Seller. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the articles of incorporation or bylaws of the Seller, or any of the provisions of any indenture, mortgage, contract or other instrument to which the Seller is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

(iii) Governmental Consents.

The Seller is not required to obtain the consent of any other party or consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except (in each case) such as have been obtained and are in full force and effect.

(iv) Binding Obligation.

This Agreement has been duly executed and delivered by the Seller and, assuming the due authorization, execution and delivery thereof by the Purchaser, constitutes a legal, valid and binding instrument enforceable against the Seller in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of creditors’ rights generally).

(v) No Proceedings.

There are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against or affecting the Seller, before or by any court, administrative agency, arbitrator or governmental body with respect to any of the transactions contemplated by this Agreement, or which will, if determined adversely to the Seller, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect the Seller’s ability to perform its obligations hereunder. The Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by the above-mentioned documents.

(vi) Other Consents.

The Seller has obtained or made all necessary consents, approvals, waivers and notifications of creditors, lessors and other nongovernmental persons, in each case in connection with the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement.

(vii) Payments by Obligor.

The Seller shall instruct each Obligor to submit all amounts due under the related Contract to a post office box controlled by the Administrative/Collateral Agent or by a trustee party to the Intercreditor Agreement, as advised by the Administrative/Collateral Agent or a trustee party to the Intercreditor Agreement.

Section 4.07 Repurchase of Contracts Upon Breach of Covenant.

The Servicer or the Purchaser shall inform the other party promptly, in writing, upon the discovery of any breach pursuant to Section 4.01(a), 4.02, 4.05 or 4.06. Unless the breach shall have been cured within 30 days following such discovery, the Servicer shall purchase any Contract materially and adversely affected by such breach. In consideration of the purchase of such Contract, the Servicer shall remit the Repurchase Amount in the manner specified in Section 5.03. The sole remedy of the Purchaser with respect to a breach pursuant to Section 4.01(a), 4.02, 4.05 or 4.06 shall be to require the Servicer to purchase Contracts pursuant to this Section; provided, however, that the Servicer shall indemnify the Purchaser against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third-party claims arising out of the events or facts giving rise to such breach. The Purchaser and the Lenders shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Contract pursuant to this Section. This Section shall survive the termination of this Agreement. CenterOne, as successor Servicer, shall have no obligations under this Section.

Section 4.08 Servicing Compensation.

As compensation for the performance of its obligations under this Agreement and subject to the terms of this Section, the Servicer shall be entitled to receive from amounts on deposit in the Collection Account, pursuant to Section 9.5(a)(iv) of the Receivables Financing Agreement, on each Distribution Date the Servicing Fee in respect of each Contract that was Outstanding at the beginning of the Collection Period ending immediately prior to such Distribution Date, to the extent the related payment of Monthly P&I has been collected pursuant to Section 5.03. As servicing compensation in addition to the Servicing Fee, the Servicer shall be entitled to retain all late payment charges, extension fees and similar items paid in respect of Contracts.

Section 4.09 Reporting by the Servicer.

(a) On each Servicer Report Date, the Servicer shall transmit to the Purchaser, the Backup Servicer, the Agents and the Administrative/Collateral Agent a statement in the form and substance acceptable to the Required Lenders (the “Distribution Date Statement”), setting forth with respect to that Distribution Date such information as the Lenders may reasonably request.

(b) Upon the pledge by the Purchaser of the Contracts pursuant to the Receivables Financing Agreement, the Servicer agrees that the Administrative/Collateral Agent will become the third party beneficiary to this Agreement and the Servicer agrees to furnish to the Administrative/Collateral Agent the Distribution Date Statement.

(c) On each Servicer Report Date, the Servicer shall deliver or mail to the Purchaser, the Backup Servicer, the Agents and the Administrative/Collateral Agent, a certificate of a Servicing Officer stating (i) the Contract Number and outstanding principal balance of each Contract that has become a Liquidated Contract since the Business Day next preceding the date of the last certificate delivered pursuant to this subsection (or since the Closing Date in the case of the first such certificate); (ii) that all proceeds received in respect of such Contract during the Collection Period preceding the date of the report have been deposited in or credited to the Collection Account as required by Section 5.01; (iii) that, if such Contract has been the subject of a Full Prepayment pursuant to clause (i) of the definition of the term “Full Prepayment” or is a Liquidated Contract pursuant to clause (iii) of the definition of the term “Liquidated Contract,” all proceeds received in respect thereof during the Collection Period preceding the date of the report have been deposited in or credited to the Collection Account in accordance with Section 5.01; (iv) that, if such Contract has been the subject of a Full Prepayment pursuant to clause (ii) of the definition of the term “Full Prepayment,” during the Collection Period preceding the date of the report the correct Repurchase Amount has been deposited in or credited to the Collection Account in accordance with Section 4.07 or 5.03; (v) that, if such Contract is a Liquidated Contract pursuant to clause (ii) of the definition of the term “Liquidated Contract,” during the Collection Period preceding the date of the report there have been deposited in or credited to the Collection Account the related Net Liquidation Proceeds in accordance with Section 5.01; (vi) the current Aggregate Principal Balance as of the end of the Collection Period preceding the date of the report; (vii) the total dollar amount of charged-off Contracts during the Collection Period preceding the date of the report; (viii) the total dollar amount of delinquent Contracts as of the end of the Collection Period preceding the date of the report ; and (ix) the total dollar amount of all Contracts in respect of which the related Financed Vehicles have been repossessed but have not been liquidated as of the end of the Collection Period preceding the date of the report.

Section 4.10 Indemnification; Third Party Claims.

Subject to Section 8.02, the Servicer agrees to indemnify and hold the Purchaser, the Custodian and each Lender harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any reasonable other costs, fees and expenses that it may sustain because of the failure of it to perform its duties and service the Contracts in compliance with the terms of this Agreement; provided, however, that a successor Servicer shall not be liable in excess of the amount of fees received by it or for any incidental, consequential or special damages. The Servicer shall immediately notify the Purchaser, the Custodian and each Lender if a claim is made by a third party with respect to the Contracts, assume, with the consent of the Purchaser and the Required Lenders the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser or the Lenders.

Section 4.11 Applicable Laws, Etc.

The Servicer shall comply, in all material respects with all applicable federal, state and local laws (and regulations thereunder), including usury, equal credit opportunity, fair credit reporting, truth-in-lending or other similar laws, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, the Federal Reserve Bond’s Regulations B and Z, the Servicemembers Civil Relief Act, the California Military Reservist Relief Act, state adoptions of the National Consumer Act and the Uniform Consumer Credit Code and other applicable state laws regulating retail installment sales contracts and loans in general and motor vehicle retail installment contracts and loans in particular.

Section 4.12 Nonpetition Covenant.

(a) Neither the Seller nor the Servicer shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Purchaser under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Purchaser.

ARTICLE V

DISTRIBUTIONS

Section 5.01 Collections; Net Deposits.

(a) Subject to Section 5.02, the Servicer shall remit or credit all payments by the Obligors on the Contracts, all payments on behalf of Obligors on the Contracts, and all Net Liquidation Proceeds and Net Insurance Proceeds to the Collection Account (within two Business Days as specified in Section 4.01).

Section 5.02 Application of Collections.

Except as otherwise required by the terms of any Contract, all collections for the related Collection Period shall be applied by the Servicer to amounts due under a Contract as follows: with respect to each Contract (including a Delinquent Contract), payments by or on behalf of an Obligor shall be applied first to late payment and extension fees, second to interest accrued on the Contract, third to principal due on the Contract and fourth to administrative charges, if any. Any excess shall be applied to prepay the principal balance of the Contract.

Section 5.03 Repurchase Amounts.

The Servicer (so long as UACC is the Servicer) or the Seller, as the case may be, shall remit or credit to the Collection Account the aggregate Repurchase Amount with respect to

Repurchased Contracts on or before the Servicer Report Date next succeeding the last day of the related cure period specified in Section 3.02 or 4.07, as the case may be.

Section 5.04 Distribution to Purchaser.

So long as this Agreement is in effect, the Servicer (so long as UACC is the Servicer) shall make or cause to be made distributions to the Purchaser as described in Section 9.5 of the Receivables Financing Agreement notwithstanding such agreement may have otherwise been terminated.

ARTICLE VI

THE SELLER

Section 6.01 Corporate Existence.

During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Seller and its Affiliates will be conducted on an arm’s-length basis.

Section 6.02 Liability of Seller; Indemnities.

(a) The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

(b) The Seller shall indemnify, defend and hold harmless the Purchaser, the Custodian, the Backup Servicer, as successor Servicer, and each Lender from and against any taxes that may at any time be asserted against the Purchaser, the Custodian, the Backup Servicer, as successor Servicer, or such Lender with respect to the transactions contemplated herein, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes, but not including any taxes asserted with respect to, and as of the date of, the sale of the Contracts to the Purchaser, or asserted with respect to ownership of the Contracts and costs and expenses in defending against the same.

(c) The Seller shall indemnify, defend and hold harmless the Purchaser, the Custodian, the Backup Servicer, as successor Servicer, and each Lender from and against any loss, liability or expense incurred by reason of the Seller’s willful misfeasance, bad faith or negligence (other than errors in judgment) in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement.

(d) Indemnification under this Section shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest. This Section shall survive the termination of this Agreement or the resignation or removal of the Custodian or the Backup Servicer, as successor Servicer.

Section 6.03 Merger or Consolidation of, or Assumption of the Obligations of, Seller; Certain Limitations.

The Seller shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless the corporation formed by such consolidation or into which the Seller has merged or the Person which acquires by conveyance, transfer or lease substantially all the assets of the Seller as an entirety, can lawfully perform the obligations of the Seller hereunder and executes and delivers to the Purchaser, an agreement in form and substance reasonably satisfactory to the Purchaser and the Required Lenders, which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Seller under this Agreement.

Section 6.04 Limitation on Liability of Seller and Others.

The Seller and any director or officer or employee or agent of the Seller may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

Section 6.05 Seller Not to Resign.

The Seller shall not resign from the obligations and duties hereby imposed on it as Seller hereunder.

ARTICLE VII

THE SERVICER

Section 7.01 Liability of Servicer; Indemnities.

Subject to Section 8.02, the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement. Such obligations shall include the following:

(a) The Servicer shall indemnify, defend and hold harmless the Purchaser, the Custodian, the Backup Servicer, as successor Servicer, and each Lender, from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by it, or any of its Affiliates of a Financed Vehicle.

(b) The Servicer (so long as UACC is the Servicer) shall indemnify, defend and hold harmless the Purchaser, the Custodian, the Backup Servicer, as successor Servicer, and each Lender , from and against any taxes that may at any time be asserted against the Purchaser, the Custodian or such Lender with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Contracts to the Purchaser, or asserted with respect to ownership of the Contracts, or federal or other income taxes arising out of distributions on the Contracts) and costs and expenses in defending against the same.

(c) The Servicer shall indemnify, defend and hold harmless the Purchaser, the Custodian, the Backup Servicer, as successor Servicer, and each Lender , from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arising out of or incurred in connection with the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement, by reason of reckless disregard of its obligations and duties under this Agreement.

(d) The Servicer (so long as UACC is the Servicer) shall indemnify, defend and hold harmless the Purchaser, the Custodian, the Backup Servicer, as successor Servicer, and each Lender , from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the duties herein contained, except to the extent that such cost, expense, loss, claim, damage or liability (i) shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Purchaser or such Lender; (ii) relates to any tax other than the taxes with respect to which either the Seller or Servicer shall be required to indemnify the Purchaser or such Lender; (iii) shall arise from the Purchaser’s breach of any of its representations or warranties set forth herein; or (iv) shall be one as to which the Seller is required to indemnify the Purchaser or such Lender.

If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest. This Section shall survive the termination of this Agreement or the resignation or removal of the Custodian or the Backup Servicer, as successor Servicer. Notwithstanding anything else in this Agreement, a successor Servicer shall not be liable in excess of the amount of its fees collected or for any incidental, consequential or special damages.

Section 7.02 Corporate Existence; Status as Servicer; Merger.

The Servicer shall not consolidate with or merge into any other entity or convey, transfer or lease all or substantially all of its assets as an entirety to any Person unless the entity formed by such consolidation or into which the Servicer has merged or the Person which acquires by conveyance, transfer or lease substantially all the assets of the Servicer as an entirety can lawfully perform the obligations of the Servicer hereunder and executes and delivers to the Purchaser and the Lenders an agreement in form and substance reasonably satisfactory to the Purchaser and the Required Lenders, which contains an assumption by such successor entity of the due and punctual performance or observance of each covenant and condition to be performed or observed by the Servicer under this Agreement.

Section 7.03 Performance of Obligations.

(a) The Servicer shall punctually perform and observe all of its obligations and agreements contained in this Agreement.

(b) The Servicer shall not take any action, or consent to any action to be taken by others, which would excuse any person from any of its covenants or obligations under any of the documents in the Contract Files, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents in the Contract Files or any such instrument, except as expressly provided herein and therein.

Section 7.04 Servicer Not to Resign; Assignment.

(a) The Servicer shall not resign from the duties and obligations hereby imposed on it except upon determination by its Board of Directors that by reason of change in applicable legal requirements the continued performance by the Servicer of its duties hereunder would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer or its financial condition, said determination to be evidenced by a resolution of its Board of Directors to such effect accompanied by an Opinion of Counsel, satisfactory to the Purchaser, to such effect. No such resignation shall become effective unless and until a new servicer acceptable to the Purchaser and the Required Lenders is willing to service the Contracts and enters into a servicing agreement with the Purchaser in form and substance substantially similar to this Agreement and reasonably satisfactory to the Purchaser and the Required Lenders; provided, however, in the event a replacement servicer is not appointed within 120 days after CenterOne, as successor Servicer, has given the notice required above, the resignation of CenterOne, as successor Servicer, shall become effective. No such resignation shall affect the obligation of the Servicer to repurchase Contracts pursuant to Section 4.07.

(b) Except as specifically permitted in this Agreement, the Servicer may not assign this Agreement or any of its rights, powers, duties or obligations hereunder; provided that the Servicer may assign this Agreement in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with Section 7.02. The Servicer, including the Backup Servicer as successor Servicer, may, however, at any time with notice to the Purchaser and the Lenders but without consent, delegate any or all of its duties under this Agreement to any Affiliate or appoint a subservicer or subcontractor to perform all or any portion of its obligations as Servicer hereunder; provided that the Servicer shall be obligated and be liable for the performance of such obligations in accordance with the provisions of this Agreement without diminution of such obligations by virtue of the delegation to such Affiliate or the appointment of such subservicer or subcontractor to the same extentas if the Servicer alone were performing such duties.

(c) Except as provided in Sections 7.04(a) and (b), the duties and obligations of the Servicer under this Agreement shall continue until this Agreement shall have been terminated as provided in Section 9.01.

(d) The resignation of the Servicer in accordance with this Section shall not affect the rights of the Seller hereunder.

Section 7.05 Limitation on Liability of Servicer and Others.

(a) Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Purchaser, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Contracts in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement.

ARTICLE VIII

DEFAULT

Section 8.01 Servicer Default.

If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a) Any failure by the Servicer to deposit or credit, or to deliver for deposit, in the Collection Account any amount required hereunder to be as deposited, credited or delivered or to make any required distributions therefrom, that shall continue unremedied for a period of two Business Days after written notice of such failure is received from the Purchaser, the Custodian, the Backup Servicer, an Agent or the Administrative/Collateral Agent or after discovery of such failure by an officer of the Servicer;

(b) Any failure by the Servicer to deliver to the Purchaser, the Backup Servicer, the Agents or the Administrative/Collateral Agent, a report in accordance with Section 4.09 by the fourth Business Day prior to the Distribution Date with respect to which such report is due, or the Servicer shall have defaulted in the due observance of any provision of Section 7.02 (other than failure to enter into an assumption agreement under Section 7.02, which is a Servicer Default only if such failure continues for ten Business Days);

(c) Failure on the part of the Seller, or the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller set forth in this Agreement which failure shall (i) materially and adversely affects the rights of the Purchaser or the Lenders, and (ii) continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Seller (as the case may be) by the Purchaser or the Administrative/Collateral Agent;

(d) The occurrence of an Insolvency Event with respect to the Seller or the Servicer;

(e) Any representation, warranty or statement of the Servicer, or the Seller made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made (excluding, however, any representation or warranty to which Section 3.01 or 4.06 shall be applicable so long as the Servicer or the Seller shall be in compliance with Section 3.02 or 4.07, as the case may be), and the incorrectness of such representation, warranty or statement has a material adverse effect on the Purchaser and, within 30 days after written notice thereof shall have been given to the Servicer or the Seller by the Purchaser, the Custodian, the Backup Servicer, an Agent or the Administrative/Collateral Agent, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

(f) the Portfolio Delinquency Ratio exceeds 2.50%;

(g) the Portfolio Loss Ratio exceeds 10.00%;

(h) United Panam Financial Corp. fails to own directly or indirectly 100% of the outstanding equity in the Servicer;

(i) a Facility Termination Event occurs;

(j) Breach by Servicer of any of its obligations under the Receivables Financing Agreement;

(k) the Tangible Net Worth of United PanAm Financial Corporation is less than the sum of (a) $90,000,000 plus (b) 75% of the cumulative positive net income (without deduction for negative net income) of United PanAm Financial Corporation for each fiscal quarter having been completed since June 30, 2004;

then, and in each and every case, so long as such Servicer Default shall not have been remedied the Required Lenders, by notice then given in writing to the Servicer may terminate all the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, shall, without further action, pass to and be vested in the Backup Servicer, or such successor Servicer as may be appointed under Section 8.02. The Servicer shall cooperate with the Required Lenders in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Backup Servicer or the Administrative/Collateral Agent for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to any Contract.

Notwithstanding anything in this Agreement to the contrary, a delay in or a failure to perform by the Servicer under this Agreement for a period of no more than 60 days shall not constitute a breach or a Servicer Default under this Agreement if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes; provided, however, that the foregoing shall not relieve the Servicer from using reasonable efforts to perform its obligations in a timely manner in accordance with the term of this Agreement.

Section 8.02 Purchaser to Act; Appointment of Successor. Upon the Servicer’s receipt of notice of termination pursuant to Section 8.01 or resignation pursuant to Section 7.04, the Backup Servicer (subject to the provision specified in the Receivables Financing Agreement and to the terms, conditions and modifications contained in Schedule D to this Agreement) or any other Person appointed by the Administrative/Collateral Agent acting at the written direction of the Required Lenders shall be the successor to the Servicer in its capacity as servicer under this Agreement.

ARTICLE IX

TERMINATION

This Agreement shall continue until all Contracts have been paid in full or until the Seller, Servicer, Purchaser and the Required Lenders mutually agree to terminate this Agreement. If, at such time of termination, any Contracts remain outstanding, all Contract Files and Net Collections shall be delivered to the Purchaser.

ARTICLE X

MISCELLANEOUS

Section 10.01 Amendment. This Agreement may be amended by the Seller, the Servicer and the Purchaser with the consent of the Required Lenders only by a subsequent written agreement executed by all parties to this Agreement; provided no such amendment shall adversely affect the rights, privileges, obligation or liabilities of the Backup Servicer, including in its capacity as successor Servicer, without its consent.

Section 10.02 Protection of Title to Contracts and Proceeds.

(a) The Seller shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Purchaser, in the Contracts and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Purchaser, the Custodian, the Backup Servicer, the Agents and the Administrative/Collateral Agent, file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) The Seller shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with Section 10.02(a) seriously misleading within the meaning of the UCC, unless it shall have given the Purchaser, the Custodian, the Backup Servicer, the Agents and the Administrative/Collateral Agent, at least 60 days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

(c) Seller shall give the Purchaser, the Custodian, the Backup Servicer, the Agents and the Administrative/Collateral Agent at least 60 days’ prior written notice of any relocation of the principal executive office of Seller if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Seller shall at all times maintain each office from which it shall service Contracts, and its principal executive office, within the United States.

(d) The Servicer shall maintain or cause to be maintained accounts and records as to each Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Contract and the amounts from time to time deposited in or credited to the Collection Account in respect of such Contract.

(e) The Servicer shall maintain or cause to be maintained its computer systems so that, from and after the time of sale under this Agreement of the Contracts, the Servicer’s master computer records (including any backup archives) that shall refer to a Contract indicate clearly the interest of the Purchaser in such Contract and that such Contract is owned by the Purchaser. Indication of the Purchaser’s ownership interest in a Contract shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Contract shall have been paid in full or repurchased or shall have become a Liquidated Contract.

(f) If at any time the Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive retail installment sales contracts to any prospective purchaser, lender or other transferee, the Servicer shall give or cause to be given to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Contract, shall indicate clearly that such Contract has been sold and is owned by the Purchaser.

(g) The Servicer shall permit the Purchaser and each Lender and their respective agents, at any time during normal business hours, to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Contract.

Section 10.03 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties under the Agreement shall be determined in accordance with such laws.

Section 10.04 Notices. All demands, notices and communications upon or to the parties to this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt at the address set forth below:

The Seller:

3990 Westerly Place, Suite 200

Newport Beach, California 92660

Attention: Garland Koch

TEL: (949) 224-1244 and

FAX: (949) 224-1910.

The Servicer:

3990 Westerly Place, Suite 200

Newport Beach, California 92660

Attention: Garland Koch

TEL: (949) 224-1244 and

FAX: (949) 224-1910

The Purchaser:

3990 Westerly Place, Suite 200

Newport Beach, California 92660

Attention: Garland Koch

TEL: (949) 224-1244 and

FAX: (949) 224-1910

The Custodian:

1761 East St. Andrew Place

Santa Ana, California 92705

Attention: Mortgage Custody UA041C

TEL: (714) 247-6000

FAX: (714) 247-6082

Section 10.05 Severability of Provisions. If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 10.06 Assignment. Notwithstanding anything to the contrary contained herein, as provided in Sections 6.03, 7.02 and 8.04, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Purchaser and the Required Lenders.

Section 10.07 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall together constitute but one and the same instrument.

Section 10.08 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 10.09 Assignment by Purchaser. The Seller hereby acknowledges and consents to the mortgage, pledge, assignment and grant of a security interest by the Purchaser of all right, title and interest of the Purchaser in, to and under the Contracts and/or the assignment of any or all of the Purchaser’s rights and obligations hereunder pursuant to the Receivables Financing Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

UPFC FUNDING CORP. as Purchaser

By:	/s/ Garland Koch
	Name:	Garland Koch
	Title:	Senior Vice President

UNITED AUTO CREDIT CORPORATION as Servicer

By:	/s/ Mario Radrigan
	Name:	Mario Radrigan
	Title:	Executive Vice President

UNITED AUTO CREDIT CORPORATION as Seller

By:	/s/ Mario Radrigan
	Name:	Mario Radrigan
	Title:	Executive Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS,

not in its individual capacity but solely as Custodian

By:	/s/ Christopher Corcoran
	Name:	Christopher Corcoran
	Title:	Assistant Vice President